EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Certification of Periodic Financial Report

Jae Whan Yoo and Lonny D. Robinson hereby certify as follows:

1. They are the Principal Executive Officer and Principal Financial Officer, respectively, of Center Financial Corporation.

2. The Form 10-Q /Amendment No. 1 of Center Financial Corporation for the Quarter Ended March 31, 2009 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)) and the information contained in the report on Form 10-Q/Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: February 4, 2010	/s/ JAE WHAN YOO
Jae Whan Yoo President & Chief Executive Officer (Principal Executive Officer)

Dated: February 4, 2010	/s/ LONNY D. ROBINSON
Lonny D. Robinson Executive Vice President & Chief Financial Officer (Principal Financial Officer)